Exhibit 99.1

Tenet Reports Strong Fourth Quarter and FY 2025 Results;
Provides 2026 Financial Outlook

•Net income available to common shareholders in fourth quarter 2025 was $371 million, or $4.22 per diluted share

•Adjusted diluted earnings per share1 increased 36.6% to $4.70 in fourth quarter 2025 compared to $3.44 in fourth quarter 2024

•Consolidated Adjusted EBITDA1 in fourth quarter 2025 increased 12.9% to $1.183 billion compared to fourth quarter 2024; Fourth quarter 2025 Adjusted EBITDA margin was 21.4%

•Fourth quarter 2025 Ambulatory Care Adjusted EBITDA of $580 million increased 9.4% over fourth quarter 2024

•FY 2026 Adjusted EBITDA Outlook is expected to be in the range of $4.485 billion to $4.785 billion

DALLAS — February 11, 2026 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended December 31, 2025.

"2025 extended Tenet's track record of strong revenue growth, disciplined operations, improved margins and robust free cash flow generation," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We see continued demand for acute care and ambulatory surgical services in our markets and are confident in our ability to execute on our strategy, deliver quality results for our patients and physician partners, and achieve our full year 2026 expectations."

Tenet’s results for fourth quarter 2025 versus fourth quarter 2024 are as follows:

	Three Months Ended December 31,		Years Ended December 31,
($ in millions, except per share results)	2025	2024	2025	2024
Net operating revenues	$5,527	$5,073	$21,310	$20,675
Net income available to Tenet common shareholders	$371	$318	$1,407	$3,200
Net income available to Tenet common shareholders per diluted share	$4.22	$3.32	$15.49	$32.70
Adjusted EBITDA[1]	$1,183	$1,048	$4,566	$3,995
Adjusted diluted earnings per share[1]	$4.70	$3.44	$16.78	$11.88

•Net income available to the Company’s common shareholders in fourth quarter 2025 was $371 million, or $4.22 per diluted share, versus $318 million, or $3.32 per diluted share, in fourth quarter 2024.

•Net income available to the Company’s common shareholders in 2025 was $1.407 billion, or $15.49 per diluted share, versus $3.2 billion, or $32.70 per diluted share in 2024. 2024 results included a pre-tax gain of $2.916 billion ($2.143 billion after-tax, or $21.89 per diluted share) primarily associated with the hospital divestitures.

•Adjusted EBITDA1 in fourth quarter 2025 was $1.183 billion compared to $1.048 billion in fourth quarter 2024, reflecting strong growth in same facility revenue, higher acuity, and disciplined expense management.

Balance Sheet and Cash Flows

•Cash flows provided by operating activities for the year ended December 31, 2025 were $3.54 billion versus $2.047 billion for the year ended December 31, 2024. Cash flows provided by operating activities for the year ended December 31, 2024 included $855 million of income taxes paid associated with gains on sale of hospitals and related operations.

•The Company produced free cash flow1 of $2.53 billion for the year ended December 31, 2025 versus $1.116 billion for the year ended December 31, 2024.

•In the three months ended December 31, 2025, the Company repurchased 0.94 million shares of common stock for $198 million. In the year ended December 31, 2025, the Company repurchased 8.8 million shares of common stock for $1.386 billion.

•In November 2025, the Company completed a private placement of $1.5 billion in aggregate principal amount of newly issued 5.5% senior secured first lien notes maturing in 2032 and $750 million in aggregate principal amount of newly issued 6.0% senior notes maturing in 2033. The Company used the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.5 billion aggregate principal amount then outstanding of its 6.25% senior secured second lien notes due 2027 and the partial redemption of $750 million outstanding of its 6.125% senior notes due October 2028.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.25x at December 31, 2025 compared to 2.54x at December 31, 2024.

Recent Transaction

•On January 27, 2026, we entered into an agreement with CommonSpirit Health ("CommonSpirit") relating to Conifer Health Solutions, LLC ("Conifer") whereby the parties have agreed to the following terms: Payments totaling $1.9 billion from CommonSpirit to Tenet in annual installments over the next three years and a $540 million payment from Conifer to CommonSpirit to address the elimination of CommonSpirit's capital account and for the redemption of CommonSpirit's 23.8% equity stake in Conifer, retroactively effective January 1, 2026. Conifer will continue to support CommonSpirit through the end of 2026 at financial terms that are consistent with the prior contract.

•During the quarter ended March 31, 2026, this transaction will result in a reduction of Tenet's redeemable non-controlling interest and other liabilities that are on its December 31, 2025 balance sheet of approximately $885 million and an increase to Tenet's additional paid in capital of approximately $305 million and a non-recurring favorable adjustment to net operating revenues of $40 million. In 2026, Tenet will record approximately $1.65 billion of revenue from contract termination, approximately $500 million of tax expense, and make approximately $150 million of tax payments associated with the transaction.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of December 31, 2025, USPI had interests in 533 ambulatory surgery centers (401 consolidated) and 26 surgical hospitals (eight consolidated) in 37 states.

	Three Months Ended December 31,		Years Ended December 31,
Ambulatory segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$1,433	$1,259	$5,172	$4,534
Same-facility system-wide net patient service revenues[2]	$2,393	$2,232	$8,483	$7,894
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	7.2%	8.6%	7.5%	7.8%
Same-facility system-wide net patient service revenue per case	5.5%	8.5%	7.1%	7.4%
Same-facility system-wide surgical cases[2]	1.6%	0.1%	0.3%	0.3%
Same-facility system-wide surgical cases on same-business day basis[2]	1.6%	(1.5)%	0.7%	(0.5)%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$580	$530	$2,026	$1,810
Adjusted EBITDA margin	40.5%	42.1%	39.2%	39.9%
Adjusted EBITDA less NCI	$347	$317	$1,221	$1,096

•Fourth quarter 2025 net operating revenues increased 13.8% compared to fourth quarter 2024 driven by strong growth in same-facility net patient services revenues, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 7.2% in fourth quarter 2025 compared to fourth quarter 2024, with cases up 1.6% and net revenue per case up 5.5%. Net revenue per case growth was driven by higher acuity and favorable payer mix.

•Fourth quarter 2025 Adjusted EBITDA increased 9.4% compared to fourth quarter 2024, due to strong growth in same-facility net patient service revenues, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended December 31,		Years Ended December 31,
Hospital segment results ($ in millions)	2025	2024	2025	2024
Revenues
Net operating revenues	$4,094	$3,814	$16,138	$16,141
Same-hospital net patient service revenues[3]	$3,499	$3,255	$13,791	$12,940
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	(0.7)%	5.0%	1.7%	4.7%
Adjusted admissions[4]	—%	3.1%	1.2%	2.5%
Outpatient visits (including outpatient ER visits)	(3.0)%	0.4%	(1.8)%	0.3%
Emergency Room visits (inpatient and outpatient)	(0.3)%	(2.4)%	(1.4)%	0.9%
Hospital surgeries	0.1%	0.2%	(0.6)%	0.6%
Adjusted EBITDA
Adjusted EBITDA	$603	$518	$2,540	$2,185
Adjusted EBITDA margin	14.7%	13.6%	15.7%	13.5%

•Fourth quarter 2025 net operating revenues increased 7.3% from fourth quarter 2024 primarily due to favorable payer mix, higher acuity and increased Medicaid supplemental revenues.

•Same-hospital net patient service revenue per adjusted admission increased 7.5% year-over-year for fourth quarter 2025 primarily due to favorable payer mix, increased Medicaid supplemental revenues, and our focus on growing higher acuity services.

•Adjusted EBITDA in fourth quarter 2025 was $603 million compared to $518 million in fourth quarter 2024, reflecting strong same-hospital revenue growth, favorable payer mix, higher acuity, increased Medicaid supplemental revenues, and disciplined expense management.

2026 Outlook1

Tenet’s Outlook for full year 2026 (consolidated and by segment) follows. Revenue recognized from the termination of the CommonSpirit contract will not be included in net operating revenues.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2026 Outlook
Net operating revenues[7]	$21,500 to $22,300
Net income available to Tenet common stockholders	$2,605 to $2,840
Adjusted EBITDA	$4,485 to $4,785
Adjusted EBITDA margin	20.9% to 21.5%
Diluted income per common share	$29.60 to $32.27
Adjusted net income	$1,425 to $1,625
Adjusted diluted earnings per share	$16.19 to $18.47
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$875 to $925
Interest expense	$800 to $810
Income tax expense[5]	$985 to $1,060
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~88 million
Net cash provided by operating activities	$3,640 to $4,090
Adjusted net cash provided by operating activities	$3,200 to $3,600
Capital expenditures	$700 to $800
Free cash flow	$2,940 to $3,290
Adjusted free cash flow	$2,500 to $2,800
NCI cash distributions	$900 to $970

Ambulatory Segment ($ in millions)	FY 2026 Outlook
Net operating revenues	$5,500 to $5,700
Adjusted EBITDA	$2,130 to $2,230
NCI	$865 to $895
Adjusted EBITDA less NCI	$1,265 to $1,335
Changes versus prior year[6]:
Same-facility system-wide revenue	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2026 Outlook
Net operating revenues[7]	$16,000 to $16,600
Adjusted EBITDA	$2,355 to $2,555
NCI	$45 to $65
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 2.0%
Adjusted admissions	Up 1.0% to 2.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s fourth quarter 2025 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on February 11, 2026. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on February 11, 2026.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2026 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2025, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2024 through December 31, 2025. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.

7.Revenue recognized from the termination of the CommonSpirit contract will not be included in net operating revenues.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, (12) income (loss) from divested and closed businesses (i.e., health plan businesses) and (13) revenue from contract termination. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses), (7) revenue from contract termination and (8) the associated impact of these items on taxes and noncontrolling interests. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, (2) net cash provided by (used in) operating activities from discontinued operations and (3) cash received for contract termination defined above.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Fourth Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended December 31,
	2025	%	2024	%	Change
Net operating revenues	$5,527	100.0%	$5,073	100.0%	8.9%
Equity in earnings of unconsolidated affiliates	83	1.5%	78	1.5%	6.4%
Operating expenses:
Salaries, wages and benefits	2,222	40.2%	2,094	41.3%	6.1%
Supplies	1,010	18.3%	930	18.3%	8.6%
Other operating expenses, net	1,195	21.6%	1,079	21.3%	10.8%
Depreciation and amortization	231	4.2%	193	3.8%
Impairment and restructuring charges, and acquisition-related costs	64	1.2%	27	0.5%
Litigation and investigation costs	30	0.5%	17	0.3%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	5	0.1%	(10)	(0.2)%
Operating income	853	15.4%	821	16.2%
Interest expense	(205)		(203)
Other non-operating income, net	37		37
Loss from early extinguishment of debt	(4)		—
Income before income taxes	681		655
Income tax expense	(37)		(83)
Net income	644		572
Less: Net income available to noncontrolling interests	273		254
Net income available to Tenet Healthcare Corporation common shareholders	$371		$318

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$4.25		$3.34
Diluted	$4.22		$3.32

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	87,271		95,102
Diluted	87,917		95,882

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Years Ended December 31,
	2025	%	2024	%	Change
Net operating revenues	$21,310	100.0%	$20,675	100.0%	3.1%
Equity in earnings of unconsolidated affiliates	264	1.2%	260	1.3%	1.5%
Operating expenses:
Salaries, wages and benefits	8,705	40.8%	8,801	42.6%	(1.1)%
Supplies	3,780	17.7%	3,647	17.6%	3.6%
Other operating expenses, net	4,523	21.2%	4,492	21.7%	0.7%
Depreciation and amortization	863	4.1%	818	4.0%
Impairment and restructuring charges, and acquisition-related costs	130	0.6%	102	0.5%
Litigation and investigation costs	64	0.3%	35	0.2%
Net losses (gains) on sales, consolidation and deconsolidation of facilities	1	—%	(2,916)	(14.1)%
Operating income	3,508	16.5%	5,956	28.8%
Interest expense	(821)		(826)
Other non-operating income, net	117		126
Loss from early extinguishment of debt	(4)		(8)
Income before income taxes	2,800		5,248
Income tax expense	(433)		(1,184)
Net income	2,367		4,064
Less: Net income available to noncontrolling interests	960		864
Net income available to Tenet Healthcare Corporation common shareholders	$1,407		$3,200

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$15.61		$33.02
Diluted	$15.49		$32.70

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	90,150		96,904
Diluted	90,833		97,881

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,883	$3,019
Accounts receivable	2,565	2,536
Inventories of supplies, at cost	348	346
Assets held for sale	62	21
Other current assets	1,991	1,760
Total current assets	7,849	7,682
Investments and other assets	2,883	3,037
Deferred income taxes	84	80
Property and equipment, at cost, less accumulated depreciation and amortization	6,315	6,049
Goodwill	11,198	10,691
Other intangible assets, at cost, less accumulated amortization	1,348	1,397
Total assets	$29,677	$28,936

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$79	$92
Accounts payable	1,360	1,294
Accrued compensation and benefits	858	899
Professional and general liability reserves	276	238
Accrued interest payable	81	149
Liabilities held for sale	—	13
Income tax payable	—	18
Other current liabilities	1,809	1,607
Total current liabilities	4,463	4,310
Long-term debt, net of current portion	13,092	13,081
Professional and general liability reserves	951	900
Defined benefit plan obligations	245	298
Deferred income taxes	240	227
Other long-term liabilities	1,713	1,573
Total liabilities	20,704	20,389
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,956	2,727
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,914	4,873
Accumulated other comprehensive loss	(181)	(180)
Retained earnings	4,415	3,008
Common stock in treasury, at cost	(4,936)	(3,538)
Total shareholders’ equity	4,220	4,171
Noncontrolling interests	1,797	1,649
Total equity	6,017	5,820
Total liabilities and equity	$29,677	$28,936

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(Dollars in millions)	Years Ended
	December 31,
	2025	2024
Net income	$2,367	$4,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	863	818
Deferred income tax expense (benefit)	9	(103)
Stock-based compensation expense	104	67
Impairment and restructuring charges, and acquisition-related costs	130	102
Litigation and investigation costs	64	35
Net losses (gains) on sales, consolidation and deconsolidation of facilities	1	(2,916)
Loss from early extinguishment of debt	4	8
Equity in earnings of unconsolidated affiliates, net of distributions received	(34)	(29)
Amortization of debt discount and debt issuance costs	23	26
Net gains from the sale of investments and long-lived assets	(4)	(4)
Other items, net	(6)	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	20	245
Inventories and other current assets	(73)	(86)
Income taxes	(25)	16
Accounts payable, accrued expenses and other current liabilities	209	(30)
Other long-term liabilities	9	(9)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(121)	(153)
Net cash provided by operating activities	3,540	2,047
Cash flows from investing activities:
Purchases of property and equipment	(1,010)	(931)
Purchases of businesses or joint venture interests, net of cash acquired	(308)	(571)
Proceeds from sales of facilities and other assets	38	4,981
Proceeds from sales of marketable securities and long-term investments	93	63
Purchases of marketable securities and long-term investments	(90)	(94)
Other items, net	2	(19)
Net cash provided by (used in) investing activities	(1,275)	3,429
Cash flows from financing activities:
Repayments of borrowings	(2,372)	(2,243)
Proceeds from borrowings	2,276	23
Repurchases of common stock	(1,386)	(672)
Debt issuance costs	(32)	—
Distributions paid to noncontrolling interests	(809)	(681)
Proceeds from the sale of noncontrolling interests	42	23
Purchases of noncontrolling interests	(92)	(200)
Advances from managed care payers	—	342
Repayments of advances from managed care payers	(32)	(310)
Taxes paid related to net share settlement, net of proceeds from shares issued under stock-based compensation plans	(51)	(25)
Other items, net	55	58
Net cash used in financing activities	(2,401)	(3,685)
Net increase (decrease) in cash and cash equivalents	(136)	1,791
Cash and cash equivalents at beginning of period	3,019	1,228
Cash and cash equivalents at end of period	$2,883	$3,019
Supplemental disclosures:
Interest paid, net of capitalized interest	$(865)	$(851)
Income tax payments, net	$(450)	$(1,271)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2025	2024	2025	2024
Net operating revenues:
Ambulatory Care	$1,433	$1,259	$5,172	$4,534
Hospital Operations and Services	4,094	3,814	16,138	16,141
Total	$5,527	$5,073	$21,310	$20,675

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$82	$75	$258	$250
Hospital Operations and Services	1	3	6	10
Total	$83	$78	$264	$260

Adjusted EBITDA:
Ambulatory Care	$580	$530	$2,026	$1,810
Hospital Operations and Services	603	518	2,540	2,185
Total	$1,183	$1,048	$4,566	$3,995

Adjusted EBITDA margins:
Ambulatory Care	40.5%	42.1%	39.2%	39.9%
Hospital Operations and Services	14.7%	13.6%	15.7%	13.5%
Total	21.4%	20.7%	21.4%	19.3%

Capital expenditures:
Ambulatory Care	$34	$21	$124	$86
Hospital Operations and Services	330	309	886	845
Total	$364	$330	$1,010	$931

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$371	$318	$1,407	$3,200
Less:
Impairment and restructuring charges, and acquisition-related costs	(64)	(27)	(130)	(102)
Litigation and investigation costs	(30)	(17)	(64)	(35)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(5)	10	(1)	2,916
Loss from early extinguishment of debt	(4)	—	(4)	(8)
Tax and noncontrolling interests impact of above items	61	22	82	(733)
Adjusted net income available to common shareholders	$413	$330	$1,524	$1,162

Diluted earnings per share	$4.22	$3.32	$15.49	$32.70
Less:
Impairment and restructuring charges, and acquisition-related costs	(0.73)	(0.28)	(1.43)	(1.04)
Litigation and investigation costs	(0.34)	(0.18)	(0.71)	(0.36)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(0.06)	0.11	(0.01)	29.79
Loss from early extinguishment of debt	(0.04)	—	(0.04)	(0.08)
Tax and noncontrolling interests impact of above items	0.69	0.23	0.90	(7.49)
Adjusted diluted earnings per share	$4.70	$3.44	$16.78	$11.88

Weighted average basic shares outstanding (in thousands)	87,271	95,102	90,150	96,904
Weighted average dilutive shares outstanding (in thousands)	87,917	95,882	90,833	97,881

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(Dollars in millions)	2025	2024	2025	2024
Net income available to Tenet Healthcare Corporation common shareholders	$371	$318	$1,407	$3,200
Less:
Net income available to noncontrolling interests	(273)	(254)	(960)	(864)
Net income	644	572	2,367	4,064
Income tax expense	(37)	(83)	(433)	(1,184)
Loss from early extinguishment of debt	(4)	—	(4)	(8)
Other non-operating income, net	37	37	117	126
Interest expense	(205)	(203)	(821)	(826)
Operating income	853	821	3,508	5,956
Litigation and investigation costs	(30)	(17)	(64)	(35)
Net gains (losses) on sales, consolidation and deconsolidation of facilities	(5)	10	(1)	2,916
Impairment and restructuring charges, and acquisition-related costs	(64)	(27)	(130)	(102)
Depreciation and amortization	(231)	(193)	(863)	(818)
Adjusted EBITDA	$1,183	$1,048	$4,566	$3,995

Net operating revenues	$5,527	$5,073	$21,310	$20,675

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	6.7%	6.3%	6.6%	15.5%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	21.4%	20.7%	21.4%	19.3%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by (Used in) Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	2025
(Dollars in millions)	Q4	YTD
Net cash provided by operating activities	$731	$3,540
Purchases of property and equipment	(364)	(1,010)
Free cash flow	$367	$2,530

Net cash used in investing activities	$(389)	$(1,275)
Net cash used in financing activities	$(434)	$(2,401)

Net cash provided by operating activities	$731	$3,540
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(37)	(121)
Adjusted net cash provided by operating activities	768	3,661
Purchases of property and equipment	(364)	(1,010)
Adjusted free cash flow	$404	$2,651

	2024
(Dollars in millions)	Q4	YTD
Net cash provided by (used in) operating activities	$(331)	$2,047
Purchases of property and equipment	(330)	(931)
Free cash flow	$(661)	$1,116

Net cash provided by (used in) investing activities	$(372)	$3,429
Net cash used in financing activities	$(372)	$(3,685)

Net cash provided by (used in) operating activities	$(331)	$2,047
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(34)	(153)
Adjusted net cash provided by (used in) operating activities	(297)	2,200
Purchases of property and equipment	(330)	(931)
Adjusted free cash flow	$(627)	$1,269

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2026
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Less:
Revenue from contract termination	1,650	1,650
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Tax and noncontrolling interests impact of above items	(370)	(385)
Adjusted net income available to common shareholders	$1,425	$1,625

Diluted earnings per share	$29.60	$32.27
Less:
Revenue from contract termination	18.75	18.75
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.14)	(0.57)
Tax and noncontrolling interests impact of above items	(4.20)	(4.38)
Adjusted diluted earnings per share	$16.19	$18.47

Weighted average dilutive shares outstanding (in thousands)	88,000	88,000

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(985)	(1,060)
Interest expense	(810)	(800)
Other non-operating income, net	150	200
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Depreciation and amortization	(875)	(925)
Revenue from contract termination	1,650	1,650
Adjusted EBITDA	$4,485	$4,785

Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Net operating revenues	$21,500	$22,300
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	12.1%	12.7%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	20.9%	21.5%

(1) The figures shown represent the Company's estimate for restructuring charges. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net cash provided by operating activities	$3,640	$4,090
Purchases of property and equipment	(700)	(800)
Free cash flow	$2,940	$3,290

Net cash provided by operating activities	$3,640	$4,090
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(100)	(50)
Cash received for contract termination	540	540
Adjusted net cash provided by operating activities	3,200	3,600
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$2,500	$2,800

(1) The figures shown represent the Company's estimate for restructuring payments. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.